Exhibit 5.1

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980

June 14, 2017

Hunting Dog Capital Corp.

One Maritime Plaza, Suite 825

San Francisco, California 94111

Re:	Hunting Dog Capital Corp.

Registration Statement on Form S-1 (File No. 333-209955)

Ladies and Gentlemen:

We have acted as counsel to Hunting Dog Capital Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-1, initially filed on March 4, 2016 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale of up to $30,000,000 in shares of the Company’s common stock, par value $0.01 per share and an additional $4,500,000 in shares of the Company’s common stock issuable by the Company to cover the underwriters’ option to purchase additional shares (the “Shares”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Amended and Restated Certificate of Incorporation of the Company, certified as of a recent date by an officer of the Company;

(ii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(iv)	The resolutions (the “Resolutions”) of the board of directors of the Company (the “Board”), or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

June 14, 2017 Page 2

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company.  We have also relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion).  We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Delaware General Corporation Law and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions.  Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Board or a duly authorized committee thereof will approve the final terms relating to the price of the Shares to be issued, offered and sold, in accordance with the Resolutions; (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof; and (iii) the Certificate of Good Standing remains accurate, the Resolutions remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and sale of the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP